Exhibit 12.1



Earnings to Fixed Charges Ratio


                                     Year Ended     Year ended      Year ended     Year ended
                                 December 31,   December 31,    December 31,   December 31,
                                     2002          2001            2000            1999

Part I - Earnings

Pretax income                      (22,990)         22,813          1,553          2,773

Add:
Fixed Charges
Interest expense - not income        7,099           6,930          3,263          2,009
Amortization of debt issue costs
and discount or premium relating
to indebtedness                      1,042             106              3              0
Interest portion of rental
expense                                272             247            223             57
Preferred stock dividends                                0              0              0
Fixed Charges reduced by:
interest capitalized during the
period                               2,726           1,657              0            343
Preferred stock dividends                                0              0              0
Amortization related to
capitalized interest                                     0              0              0
                                  ---------------------------------------------------------
                                   (17,303)         28,439          5,042          4,496
                                  =========================================================



Part II - Fixed Charges

Interest Expense - not income       7,099           6,930          3,263          2,009
Amortization of debt issue costs
and discount or premium relating
to indebtedness                     1,042             106              3              0
Interest portion of rental
expense                               272             247            223             57
Preferred stock dividends             -                 0              0              0
                                  ---------------------------------------------------------
                                    8,413           7,283          3,489          2,066
                                  =========================================================
Fixed charge coverage               (2.06)           3.90           1.45           2.18
                                  =========================================================


                                    5 months ended    Year ended
                                     December 31,        July 31,
                                        1998              1998

Part I - Earnings

Pretax income                           (4,408)           (8,610)

Add:
Fixed Charges
Interest expense - not income            1,426             2,007
Amortization of debt issue costs
and discount or premium relating
to indebtedness                              0                 0
Interest portion of rental
expense                                      1                 3
Preferred stock dividends                    0                 0
Fixed Charges reduced by:
interest capitalized during the
period                                     190               608
Preferred stock dividends                    0                 0
Amortization related to
capitalized interest                         0                 0
                                  ---------------------------------
                                        (3,171)           (7,208)
                                  =================================



Part II - Fixed Charges

Interest Expense - not income            1,426             2,007
Amortization of debt issue costs
and discount or premium relating
to indebtedness                              0                 0
Interest portion of rental
expense                                      1                 3
Preferred stock dividends                    0                 0
                                  ---------------------------------
                                         1,427             2,010
                                  =================================
Fixed charge coverage                    (2.22)            (3.59)
                                  =================================


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